DELEGATION AGREEMENT


     AGREEMENT, dated as of October 1, 1999 by and between INVESTORS BANK & TRUST COMPANY, a Massachusetts trust Company (the "Delegate"), and LSA VARIABLE SERIES TRUST, a business trust organized under the laws of the state of Delaware (the "Trust").

     WHEREAS, pursuant to the provisions of Rule 17f-5(b) under the Investment Company Act of 1940, and subject to the terms and conditions set forth herein, the Board of Trustees of the Trust desires to delegate to the Delegate, and the Delegate hereby agrees to accept and assume, certain responsibilities described herein concerning Assets held outside of the United States.

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties hereto agree as follows:

1. DEFINITIONS

     Capitalized terms in this Agreement have the following meanings:

     a. ASSETS

        Assets means any of Trust's investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect Trust's transactions in such investments.

     b. AUTHORIZED REPRESENTATIVE

        Authorized   Representative  means  any  one  of  the  persons  who  are empowered, on behalf of the parties to this Agreement, to receive notices from the other party and to send notices to the other party.

     c. BOARD

        Board means the Board of Trustees (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of Trust.

     d. COMPULSORY SECURITIES DEPOSITORY

        Compulsory Securities Depository means a Securities Depository the use of which is mandatory (i) by law or regulation; (ii) because securities cannot be withdrawn from the depository; or (iii) because maintaining securities outside the Securities Depository is not consistent with prevailing custodial practices.

     e. COUNTRY RISK

        Country Risk means all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including any Securities Depositories operating in such country); prevailing custody and settlement practices; and laws applicable to the safekeeping and recovery of Assets held in custody.

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     f. ELIGIBLE FOREIGN CUSTODIAN

        Eligible Foreign Custodian has the meaning set forth in Rule 17f-5(a)(1) and shall also include foreign branches of U.S. Banks (as the term "U.S. Bank" is defined in Rule 17f-5).

     g. FOREIGN CUSTODY MANAGER

        Foreign Custody Manager has the meaning set forth in Rule 17f-5(a)(2).

     h. MONITOR

        Monitor means to re-assess or re-evaluate, at reasonable intervals, a decision or determination previously made.

     i. SECURITIES DEPOSITORY

        Securities Depository has the meaning set forth in Rule 17f-5(a)(6).

2. REPRESENTATIONS

     a. DELEGATE'S REPRESENTATIONs

        Delegate represents that it is a trust company chartered under the laws of the Commonwealth of Massachusetts. Delegate further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Delegate with respect to the subject matter of this Agreement.

     b. TRUST'S REPRESENTATIONS

        Trust represents that the Board has determined that it is reasonable to rely on Delegate to perform the responsibilities delegated by this Agreement. Trust further represents that the persons executing this Agreement and any amendment or appendix hereto on its behalf are duly authorized to so bind the Trust with respect to the subject matter of this Agreement.

3. JURISDICTIONS COVERED

     a. INITIAL JURISDICTIONS

        The authority delegated by this Agreement applies only with respect to Assets held in the jurisdictions listed in APPENDIX A.

     b. ADDED JURISDICTIONS

        Jurisdictions may be added to APPENDIX A by written agreement in the form of APPENDIX B. Delegate's responsibility and authority with respect to any jurisdiction so added will commence at the later of (i) the time that Delegate's Authorized Representative and Board's Authorized Representative have both executed a copy of APPENDIX B listing such jurisdiction, or (ii) the time that Delegate's Authorized Representative receives a copy of such fully executed APPENDIX B.

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     c. WITHDRAWN JURISDICTIONS

        Board may withdraw its delegation with respect to any jurisdiction upon written notice to Delegate. Delegate may withdraw its acceptance of delegated authority with respect to any jurisdiction upon written notice to Board. Ten days (or such longer period as to which the parties agree) after receipt of any such notice by the Authorized Representative of the party other than the party giving notice, Delegate shall have no further responsibility or authority under this Agreement with respect to the jurisdiction or jurisdictions is to which authority is withdrawn.

4. DELEGATION OF AUTHORITY TO ACT AS FOREIGN CUSTODY MANAGER

     a. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

        Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized and directed to place and maintain Assets in the care of any Eligible Foreign Custodian or Custodians selected by Delegate in each jurisdiction to which this Agreement applies, except that Delegate does not accept such authorization and direction with regard to Securities Depositories.

     b. CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS

        Subject to the provisions of this Agreement and the requirements of Rule 17f-5 (and any other applicable law), Delegate is authorized to enter into, on behalf of Trust, such written contracts governing Trust's foreign custody arrangements with such Eligible Foreign Custodians as Delegate deems appropriate.

5. MONITORING OF ELIGIBLE FOREIGN CUSTODIANS AND CONTRACTS

        In each case in which Delegate has exercised the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate is authorized to, and shall, on behalf of Trust, establish a system to Monitor the appropriateness of maintaining Assets with such Eligible Foreign Custodian. In each case in which Delegate has exercised the authority delegated under this Agreement to enter into a written contract governing Trust's foreign custody arrangements, Delegate is authorized to, and shall, on behalf of Trust, establish a system to Monitor the appropriateness of such contract.

6. GUIDELINES AND PROCEDURES FOR THE EXERCISE OF DELEGATED AUTHORITY

     a. BOARD'S CONCLUSIVE DETERMINATION REGARDING COUNTRY RISK

        In exercising its delegated authority under this Agreement, Delegate may assume, for all purposes, that Board (or Trust's investment advisor, pursuant to authority delegated by Board) has considered, and pursuant to its fiduciary duties to Trust and Trust's shareholders, determined to accept, such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies. In exercising its delegated authority under this Agreement, Delegate may also assume that Board (or Trust's investment advisor, pursuant to authority delegated by Board) has, and will continue to, Monitor such Country Risk to the extent Board deems necessary or appropriate. It is understood that, notwithstanding the Board's (or Trust's investment advisor's) determination to accept such Country Risk as is incurred by placing and maintaining Assets in the jurisdictions to which this Agreement applies, the Delegate will select Eligible Foreign Custodians in each such jurisdiction, exce that Delegate does not accept any authorization or direction with regard to Securities Depositories.

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

        Nothing in this Agreement  shall require  Delegate to make any selection
or  to  engage  in  any   Monitoring  on  behalf  of  Trust  that  would  entail
consideration of Country Risk.

     b. SELECTION OF ELIGIBLE FOREIGN CUSTODIANS

        In exercising the authority delegated under this Agreement to place Assets with an Eligible Foreign Custodian, Delegate shall determine that Assets will be subject to reasonable care, based on the standards applicable to custodians in the market in which the Assets will be held, after considering all factors relevant to the safekeeping of such assets, including, without limitation;

          i. The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the method of keeping custodial records, and the security and data protection practices;

          ii. Whether the Eligible Foreign Custodian has the financial strength to provide reasonable care for Assets;

          iii. The Eligible Foreign Custodian's general reputation and standing and, in the case of a Securities Depository, the Securities Depository's operating history and number of participants;

          iv. Whether Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of the Eligible Foreign
               Custodian in the United States or the Eligible Foreign Custodian's consent to service of process in the United States;

          v. In the case of an Eligible Foreign Custodian that is a banking institution or trust company, any additional factors and criteria set forth in APPENDIX C to this Agreement; and

     c. EVALUATION OF WRITTEN CONTRACTS

        In exercising the authority delegated under this Agreement to enter into written contracts governing Trust's foreign custody arrangements with an Eligible Foreign Custodian, Delegate shall determine that such contracts provide reasonable care for Assets based on the standards applicable to Eligible Foreign Custodians in the relevant market. In making this determination, Delegate shall ensure that the terms of such contracts comply with the provisions of Rule 17f-5(c)(2).

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

     d. MONITORING

        In exercising the authority delegated under this Agreement to establish a system to Monitor the appropriateness of maintaining Assets with an Eligible Foreign Custodian or the appropriateness of a written contract governing Trust's foreign custody arrangements, Delegate shall consider any factors and criteria set forth in APPENDIX D to this Agreement. If, as a result of its Monitoring of Eligible Foreign Custodian relationships hereunder or otherwise, the Delegate determines in its sole discretion that it is in the best interest of the safekeeping of the Assets to move such Assets to a different Eligible Foreign Custodian, the Trust shall bear any expense related to such relocation of Assets.

7. STANDARD OF CARE

     In exercising the authority delegated under this Agreement, Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of an investment company registered under the Investment Company Act of 1940 would exercise.

8. REPORTING REQUIREMENTS

     Delegate agrees to provide written reports notifying Board of the placement of Assets with a particular Eligible Foreign Custodian and of any material change in Trust's foreign custody arrangements. Such reports shall be provided to Board quarterly for consideration at the next regularly scheduled meeting of the Board or earlier if deemed necessary or advisable by the Delegate in its sole discretion.

9. PROVISION OF INFORMATION REGARDING COUNTRY RISK

     With respect to the jurisdictions listed in APPENDIX A, or added thereto pursuant to Article 3, Delegate agrees to provide annually to Board, such information relating to Country Risk, if available, as is specified in APPENDIX E to this Agreement. Such information relating to Country Risk shall be updated from time to time as the Delegate deems necessary.

10. LIMITATION OF LIABILITY.

     a. Notwithstanding anything in this Agreement to the contrary, in no event shall the Delegate or any of its officers, directors, employees or agents (collectively, the "Indemnified Parties") be liable to the Trust or any third party, and the Trust shall indemnify and hold the Delegate and the Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including legal fees, (a "Claim") arising as a result of any act or omission of the Delegate or any Indemnified Party under this Agreement, except for any Claim resulting solely from the negligence, willful misfeasance or bad faith of the Delegate or any Indemnified Party. Without limiting the foregoing, neither the Delegate nor the Indemnified Parties shall be liable for, and the Delegate and the Indemnified Parties shall be indemnified against, any Claim arising as a result of:

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

          i. Any act or omission by the Delegate or any Indemnified Party in reasonable good faith reliance upon the terms of this Agreement, any resolution of the Board, telegram, telecopy, notice, request, certificate or other instrument reasonably believed by the Delegate to be genuine;

          ii. Any information which the Delegate provides or does not provide under Section 9 hereof;

          iii. Any acts of God, earthquakes, fires, floods, storms or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, currency restrictions, acts of war, civil war or terrorism, insurrection, nuclear fusion, fission or radiation, the interruption, loss or malfunction of utilities, transportation or computers (hardware or software) and computer facilities, the unavailability of energy sources and other similar happenings or events.

     b. Notwithstanding anything to the contrary in this Agreement, in no event shall the Delegate or the Indemnified Parties be liable to the Trust or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder.

11. ARBITRATION OF DISPUTES

     To the extent permitted by law, all disputes or claims arising under this Agreement shall be resolved through arbitration. Arbitration under this Article shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association and shall take place in the City of Boston, Massachusetts. This Article shall be enforced and interpreted exclusively in accordance with applicable federal law, including the Federal Arbitration Act.

12. EFFECTIVENESS AND TERMINATION OF AGREEMENt

     This Agreement shall be effective as of the later of the date of execution on behalf of Board or Delegate and shall remain in effect until terminated as provided herein. This Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective 30 days after receipt by the non-terminating party of such notice.

13. AUTHORIZED REPRESENTATIVES AND NOTICES

     The respective Authorized Representatives of Trust and Board, and the addresses to which notices and other documents under this Agreement are to be sent to each, are as set forth in Appendix F. Any Authorized Representative of a party may add or delete persons from that party's list of Authorized Representatives by written notice to an Authorized Representative of the other party.

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

14. GOVERNING LAW

     This Agreement shall be constructed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of choice of law.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


        INVESTORS BANK & TRUST COMPANY


        By:  /s/ Robert D. Mancuso
             ---------------------
        Name: Robert D. Mancuso

        Title: Senior Vice President


        LSA VARIABLE SERIES TRUST


        By: /s/ John R. Hunter
            ------------------
        Name: John R. Hunter

        Title: President



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LIST OF APPENDICES

     A -- Jurisdictions Covered

     B -- Additional Jurisdictions Covered

     C --  Additional  Factors and  Criteria To Be Applied in the  Selection  of
     Eligible  Foreign  Custodians  That  Are  Banking   Institutions  or  Trust
     Companies

     D -- Factors and Criteria To Be Applied in Establishing Systems For the Monitoring of Foreign Custody Arrangements and Contracts

     E -- Information Regarding Country Risk

     F -- Authorized Representatives


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

                                   APPENDIX A

                             JURISDICTIONS COVERED



                        Argentina       Latvia
                        Austria         Lebanon
                        Australia       Lithuania
                        Bahrain         Luxembourg
                        Bangladesh      Malaysia
                        Belgium         Mauritius
                        Bermuda         Mexico
                        Botswana        Morocco
                        Brazil          Namibia
                        Bulgaria        Netherlands
                        Canada          New Zealand
                        Chile           Norway
                        China           Oman
                        Colombia        Pakistan
                        Croatia         Papau New Guinea
                        Cyprus          Peru
                        Czech Republic  Philippines
                        Denmark         Poland
                        Ecuador         Portugal
                        Egypt           Romania
                        Estonia         Russia
                        Euroclear       Singapore
                        Finland         Slovak Republic
                        France          Slovenia
                        Germany         South Africa
                        Ghana           Spain
                        Greece          Sri Lanka
                        Hong Kong       Swaziland
                        Hungary         Sweden
                        Iceland         Switzerland
                        India           Taiwan
                        Indonesia       Thailand
                        Ireland         Turkey
                        Israel          Ukraine
                        Italy           United Kingdom
                        Japan           Uruguay
                        Jordan          Venezuela
                        Kazakhstan      Zambia
                        Kenya           Zimbabwe
                        Korea





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


                                   APPENDIX B

                        ADDITIONAL JURISDICTIONS COVERED



     Pursuant to Article 3 of this Agreement, Delegate and Board agree that the following jurisdictions shall be added to Appendix A:



                                      none






        INVESTORS BANK & TRUST COMPANY


        By:  /s/ Robert D. Mancuso
             ---------------------
        Name: Robert D. Mancuso

        Title: Senior Vice President


        LSA VARIABLE SERIES TRUST


        By: /s/ John R. Hunter
            ------------------
        Name: John R. Hunter

        Title: President




DATE:  September 27, 1999

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

                                   APPENDIX C

                 ADDITIONAL FACTORS AND CRITERIA TO BE APPLIED
                 IN THE SELECTION OF ELIGIBLE FOREIGN CUSTODIANS
                THAT ARE BANKING INSTITUTIONS OR TRUST COMPANIES


     In addition to the factors set forth in Rule 17f-5(c)(1), in selecting Eligible Foreign Custodians that are banking institutions or trust companies, Delegate shall consider the following factors, if such information is available (check all that apply):



____X_____      None


_________       Other (list below):

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                                   APPENDIX D

                       FACTORS AND CRITERIA TO BE APPLIED
               IN THE ESTABLISHING SYSTEMS FOR THE MONITORING OF
                   FOREIGN CUSTODY ARRANGEMENTS AND CONTRACTS


     In establishing systems for the Monitoring of foreign custody arrangements and contracts with Eligible Foreign Custodians, Delegate shall consider the following factors, if such information is available:


        1. Operating performance
        2. Established practices and procedures
        3. Relationship with market regulators
        4. Contingency planning



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

                                   APPENDIX E

                       INFORMATION REGARDING COUNTRY RISK


     To aid the Board in its determinations regarding Country Risk, Delegate will furnish Board annually with respect to the jurisdictions specified in
Article 3, the following information:


1.      Copy of Addenda or Side Letters to Subcustodian Agreements
2.      Legal Opinion, if available, with regard to:
        a)  Access to books and records by the Trust's accountants
        b)  Ability to recover assets in the event of bankruptcy of a custodian
        c)  Ability to recover assets in the event of a loss
        d)  Likelihood of expropriation or nationalization, if available
        e)  Ability to repatriate or convert cash or cash equivalents
3.      Audit Report
4.      Copy of Balance Sheet from Annual Report
5.      Summary of Central Depository Information
6.      Country Profile Matrix containing market practice for:
        a)  Delivery versus payment
        b)  Settlement method
        c)  Currency restrictions
        d)  Buy-in practice
        e)  Foreign ownership limits
        f)  Unique market arrangements
7.      Information Regarding Securities Depositories
        a)  Whether use is voluntary or compulsory
        b)  Ownership
        c)  Operating History
        d)  Established rules, practices and procedures
        e)  Membership
        f)  Financial strength
        g)  Governing regulatory body

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                                   APPENDIX F
                           AUTHORIZED REPRESENTATIVES


     The names and addresses of each party's authorized representatives are set forth below:

        A.  BOARD


        With a copy to:         Jeanette J. Donahue
                                Vice President, Chief Operations Officer
                                Phone: (847) 402-6540
                                Fax:   (847) 326-5979
        B.  DELEGATE

                Investors Bank & Trust Company
                200 Clarendon Street
                P.O. Box 9130
                Boston, MA 02117-9130
                Attention:  Robert C. Conron, Director, Client Management
                Fax:  (617) 330-6033

        With a copy to:

                Investors Bank & Trust Company
                200 Clarendon Street
                P.O. Box 9130
                Boston, MA 02117-9130
                Attention:  John E. Henry, General Counsel
                Fax:  (617) 946-1929


                                      A-6